UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2011

ADM TRONICS UNLIMITED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17629	22-1896032
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

224 Pegasus Avenue, Northvale, NJ	07647
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (201) 767-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 19, 2011 ADM Tronics Unlimited, Inc. (the "Company"), received a purchase order from a distributor for approximately $740,000 including a 25% cash deposit for the purchase of the Company’s newly developed Flo-Med™ electronic medical devices and related disposables. The Flo-Med device is a diagnostic uroflowmetry technology for precision dynamic analysis of urine flow useful in evaluating the function of the complete urinary tract in patients. The Company is manufacturing the Flo-Med and related disposables in its Northvale, NJ facility and expects to ship the complete order over the next 3 to 6 months.

In accordance with General Instructions B.6 of Form 8-K, the information in this Current Report on Form 8-K under Item 8.01, will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM Tronics Unlimited, INC.

	By:	/s/ Andre' DiMino
	Name:	Andre' DiMino
	Title:	President

Date: July 25, 2011